UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2026

Beneficient

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41715	72-1573705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 North St. Paul Street, Suite 4850
Dallas, Texas 75201
(Address of Principal Executive Offices, and Zip Code)

(214) 445-4700

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, par value $0.001 per share	BENF	Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A common stock, par value $0.001 per share, and one share of Series A convertible preferred stock, par value $0.001 per share	BENFW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, Beneficient Financing, L.L.C. (the “Borrower”), a wholly owned subsidiary of Beneficient, a Nevada corporation (the “Company”), and Beneficient Company Holdings, L.P., as guarantor (the “Guarantor” and together with the Borrower, the “Loan Parties”), are party to that certain Credit and Guaranty Agreement (as amended, the “Credit Agreement”), dated October 19, 2023, with HH-BDH, LLC (“HH-BDH”) acting as the lender. HH-BDH’s sole member is Hicks Holdings Operating, LLC, a Delaware limited liability company (“Hicks Holdings”). The managing member of Hicks Holdings is Mack Hicks, who was appointed as a member of the Company’s board of directors (the “Board”) following execution of the Letter Agreement (as defined below). HH-BDH receives customary fees and expenses in its capacity as a lender and as the administrative agent under the Credit Agreement and holds securities of the Company and its subsidiaries. Hicks Holdings may be deemed to have a direct or indirect material financial interest with respect to the transactions contemplated by the Credit Agreement.

As previously disclosed, on January 12, 2026, the Company completed the repayment of the outstanding principal amount of the loans made pursuant to the Credit Agreement of approximately $27.5 million prior to the stated maturity date of October 19, 2026.

On March 10, 2026, HH-BDH and the Loan Parties entered into that certain Letter Agreement (the “Letter Agreement”), pursuant to which the Credit Agreement was amended to provide for the payment of the remaining $1.66 million in interest and fees outstanding under the Credit Agreement. For the payment of the outstanding interest and fees, (i) the Company agreed to issue HH-BDH 149,904 shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A common stock” and such shares, the “HH-BDH Shares”), having an aggregate value of $572,588 based on the five-day volumed-weighted average price per share of the Class A common stock on March 10, 2026, and (ii) the Borrower agreed to pay HH-BDH an amount in cash equal to $1,000,000 not later than five business days following September 30, 2026. Additionally, for the payment of outstanding expenses, the Borrower agreed to pay HH-BDH an amount in cash equal to $94,365 not later than five business days following March 31, 2026. Additionally, the Letter Agreement also provided HH-BDH with certain piggyback registration rights for the HH-BDH Shares, subject to certain limitations set forth therein.

The foregoing description of the Letter Agreement is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 regarding the HH-BDH Shares is incorporated by reference into this Item 3.02.

The HH-BDH Shares were issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), as provided by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 10, 2026, the Board appointed Mack Hicks to serve as a director of the Company.

Mr. Hicks is currently Chief Executive Officer of Hicks Holdings LLC, a single-family office with an operating private equity and real estate investment businesses and has been with the firm since 2007. Mr. Hicks is the Co-Founder of Accresa Health, a payment technology company focused on healthcare, and has served as a partner at Accresa since 2015. Prior to his involvement with Hicks Holdings, Mr. Hicks was a research analyst at Halcyon Asset Management LLC, a multi-strategy hedge fund where he was involved in investments in fixed income securities and in public and private equity transactions. Prior to that, he worked at Credit Suisse First Boston as an analyst in the Financial Sponsors and Leverage Finance Groups. Mr. Hicks previously served on the board of Sight Sciences, Inc. (Nasdaq: SGHT), an ophthalmic medical device company focused on the development and commercialization of surgical and nonsurgical technologies for the treatment of prevalent eye diseases, from 2011 to 2023. Mr. Hicks received his B.A. in History from the University of Texas at Austin, and is a graduate of the Owner/President Management Program at the Harvard Business School of Executive Education.

As of the date of this filing, Mr. Hicks has not been appointed to any committees of the Board, and the terms of Mr. Hicks’s compensation for serving on the Board have not been determined.

Mr. Hicks’s appointment was made in connection with the Company’s obligations pursuant to that certain Stockholders Agreement, by and among the Company and the stockholders named therein, dated June 6, 2023 (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, Hicks Holdings maintains the right to designate one individual as a member of the Board and designated Mr. Hicks pursuant to its rights thereunder. Other than the Stockholders Agreement, there are no other arrangements or understandings between any persons pursuant to which Mr. Hicks was named a director of the Company.

Mr. Hicks serves as the sole member of Hicks Holdings. From time to time, the Company has engaged in transactions with Hicks Holdings and HH-BDH, whose sole member is Hicks Holdings, which may result in Mr. Hicks having a direct or indirect material financial interest with respect to certain transactions which are required to be reported under Item 404(a) of Regulation S-K. As described above, the Loan Parties are party to the Credit Agreement with HH-BDH, and the information set forth in Item 1.01 regarding the Credit Agreement and the Letter Agreement is incorporated by reference into this Item 5.02.

As of March 11, 2026, HH-BDH held 11,710,609 shares of the Company’s Class A common stock, and Hicks Holdings held 2,066 shares of the Company’s Class B common stock, par value $0.001 per share. Additionally, HH-BDH holds the following partnership interests in the Company’s subsidiary Beneficient Company Holdings, LP: Preferred Series A Subclass 0 Unit Accounts with a capital account balance of $15.2 million as of December 31, 2025, 1 Class S Preferred Units and 455 Class S Ordinary Units.

For additional information regarding the relationship between Hicks Holdings, HH-BDH and the Company, see the information disclosed under “Certain Relationships and Related Party Transactions” in the Company’s proxy statement for its 2025 annual meeting of stockholders, filed with the Securities and Exchange Commission on March 21, 2025, and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On March 12, 2026, the Company issued a press release announcing Mr. Hicks’s appointment to the Board and describing the terms of the Letter Agreement. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section and is not incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1	Letter Agreement, dated March 10, 2026, by and among HH-BDH LLC, Beneficient Financing, L.L.C. and Beneficient Company Holdings, L.P.

99.1	Press Release issued by Beneficient on March 12, 2026.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFICIENT

By:	/s/ Gregory W. Ezell
Name:	Gregory W. Ezell
Title:	Chief Financial Officer
Dated:	March 12, 2026